Exhibit 10.2

LEASE AGREEMENT EXECUTED BY PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L.

AND

LIONBRIDGE, ESPAÑA, S.L.

Madrid, May 20, 2010

THIS AGREEMENT IS ENTERED INTO BY AND BETWEEN

Mr. Gonzalo Alfonso Arauz de Robles Davila, of legal age, with residence for the purpose of this document in Madrid, 10th floor of the OFIPINAR BUILDING, Calle Caleruela, number 102-104, and with ID card number 07221488V, in his capacity as Agent of PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L., with company tax ID number B-83531681, established as a result of the demerger from the company “Fomento de Inversiones Castellana, S.A.” which ceased to exist without winding-up and resulted in the incorporation of the new company, according to a public deed executed before the Madrid notary public Mr. Alejandro Miguel Velasco Gómez on January 20, 2003 with record number 185, and which was registered in the Madrid Registry of Companies in volume 18,465, folio 20, section 8, page M-320627, entry number 1.

He is empowered to execute this agreement in his capacity as agent of PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L., as evidenced by the public deed dated July 22, 2009 certified before the Madrid notary public Mr. Alejandro Miguel Velasco Gómez with record number 4403.

AND

Jordi Macias Cama, of legal age, a Spanish national, with residence in Colmenar Viejo, Calle de los Juncos 9, and with tax ID number 46,671,978-X, and David Granados Camarón, of legal age, a Spanish national, with residence in Madrid, Calle Mota del Cuervo 20, and with tax ID number 2,702,453-E, in their capacity as Agents of LIONBRIDGE, a company established through a deed executed in Madrid on October 29, 2006 before the notary public Mrs. Palmira Delgado Martín, and registered in the Madrid Registry of Companies in volume 20,397, folio 157, page M-189404, entry number 30.

They are empowered to execute this document by reason of the public deeds executed in their favor before the Madrid notary public Mrs. Palmira Delgado Martín on October 29, 2006 with record number 2092, and on October 29, 2006 with record number 2092, respectively.

Both parties acknowledge their legal capacity to enter into this agreement by reason of their representation.

WHEREAS

I.-	PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L. is the owner of the PREMISES “LEFT AND RIGHT MODULES” ON THE SIXTH FLOOR and PREMISES “RIGHT MODULE” ON THE SEVENTH FLOOR of the OFIPINAR BUILDING, located in Calle Caleruega, number 102-104 in Madrid, with an approximate surface area of 872 m² and 436 m², respectively, whose description is shown in the drawing attached to this agreement as Appendix 1.

II.-	PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L. is also the owner of FORTY (40) parking spaces located in the building’s parking lot:

Space No. 44 located in parking lot floor 1A

Space No. 45 located in parking lot floor 1A

Space No. 51 located in parking lot floor 1B

Space No. 52 located in parking lot floor 1B

Space No. 53 located in parking lot floor 1B

Space No. 54 located in parking lot floor 1B

Space No. 55 located in parking lot floor 1B

Space No. 56 located in parking lot floor 1B

Space No. 72 located in parking lot floor 1B

Space No. 74 located in parking lot floor 1B

Space No. 75 located in parking lot floor 1B

Space No. 76 located in parking lot floor 1B

Space No. 88 located in parking lot floor 1B

Space No. 89 located in parking lot floor 1B

Space No. 90 located in parking lot floor 1B

Space No. 91 located in parking lot floor 1B

Space No. 92 located in parking lot floor 1B

Space No. 290 located in parking lot floor 1B

Space No. 291 located in parking lot floor 1B

Space No. 292 located in parking lot floor 1B

Space No. 293 located in parking lot floor 1B

Space No. 95 located in parking lot floor 2A

Space No. 115 located in parking lot floor 2A

Space No. 117 located in parking lot floor 2A

Space No. 131 located in parking lot floor 2A

Space No. 135 located in parking lot floor 2A

Space No. 136 located in parking lot floor 2A

Space No. 137 located in parking lot floor 2A

Space No. 139 located in parking lot floor 2A

Space No. 140 located in parking lot floor 2A

Space No. 141 located in parking lot floor 2A

Space No. 142 located in parking lot floor 2A

Space No. 143 located in parking lot floor 2A

Space No. 144 located in parking lot floor 2A

Space No. 145 located in parking lot floor 2A

Space No. 146 located in parking lot floor 2A

Space No. 240 located in parking lot floor 3A

Space No. 241 located in parking lot floor 3A

Space No. 242 located in parking lot floor 3A

Space No. 243 located in parking lot floor 3A

III.-	PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L. and LIONBRIDGE ESPAÑA, S.L. have agreed to execute a Lease Agreement for the office premises located in the aforementioned building, as listed in Point I, which is entered into under the provisions of the current Urban Leases Act of 1994 (Act 29/1994 dated November 24), and which will be governed by the parties’ wish set forth in the agreement, or failing that by the provisions of the aforementioned Act whose application is not expressly and additionally excluded by the Civil Code.

IV.-	The parties have also agreed to the lease of FORTY (40) parking spaces, which will be governed by the stipulations contained in this Agreement and additionally by the provisions of the Civil Code.

V.-	Now, therefore, and given their interest in executing this Lease Agreement, both parties agree to the following

CLAUSES

ONE. LEASE PURPOSE AND PRICE

PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L. (hereinafter the LESSOR or CAPITAL 7) hereby leases to LIONBRIDGE ESPAÑA, S.L. (hereinafter the LESSEE) the office premises described in Point I of this document and the parking spaces described in Point II for the amount of €259,968.90 a year plus VAT, payable in advance in equal monthly installments of €21,664.08 plus VAT before the 5th day of each month, which the LESSEE shall pay by direct debit to the account number 0049 1810 9022 1036 6177.

The premises rent shall become due on September 20, 2010, a grace period having been stipulated until that date so that the LESSEE can fit out the premises according to its needs.

All other clauses and undertakings contained in this agreement shall take effect on the date of its signing, in particular the obligation to pay the service charges.

TWO. INTENDED USE OF THE PREMISES

The LESSEE undertakes to use the leased premises as commercial, technical and administrative offices, and may not change the intended use. Any activity that may be considered inconvenient, insalubrious, harmful or dangerous is expressly prohibited.

The LESSEE is under the obligation to obtain all the permits and licenses needed to carry out its activity.

The LESSEE undertakes not to carry out in the premises any activity that may pose risks to itself or to the building.

It may not occupy, obstruct or alter in any way the common areas or the building’s evacuation routes, abiding at all times by current safety and civil defense regulations inside the premises.

The LESSEE undertakes to keep current during the term of this agreement a third-party liability insurance policy with a top-level insurance company with branch offices in Spain covering the risks that may derive from its activity in the leased spaces, and to provide a copy of the policy to the LESSOR within 30 days of the signing of this agreement.

Moreover, the LESSEE may not place notices, logos, neon signs, advertisements, stickers or advertising on the windows that can be seen from outside the building.

The LESSEE undertakes to observe the agreements and decisions reached by the Residents’ Association and the existing By-laws.

THREE. CONDITION OF THE PREMISES

The leased premises are hereby handed over to the LESSEE, and this document serves as a certificate evidencing that they are received in perfect operating conditions, particularly the following elements:

•	Electricity system up to the switchboard

•	Cold/heat air-conditioning equipment

•	Fitted carpet

•	Open premises

•	False ceilings with basic lights fitted

•	Finished painting

Upon termination of the Lease Agreement, the LESSEE must return the premises with the same layout and in the same condition as they were received, with the aforementioned elements in perfect working order, and free of mobile elements, including partitions.

The LESSEE shall bear the cost of any building work needed to undo any other modification made and restore the premises and their facilities to the condition and appearance shown in the aforementioned Building Work and Facilities Project.

The LESSEE’s obligations include but are not limited to returning in perfect condition the ceilings, paint, lighting, fitted carpet, etc. of the leased premises, and shall bear the cost of repairing any damage caused, except for normal wear.

It must complete all building work needed to restore the premises and their facilities to their layout and condition at the time they were handed over before the stipulated deadline, which shall be reflected in the relevant Acceptance Certificate.

FOUR. BUILDING WORK

The LESSEE may have building work done in the premises in order to adapt them to its business activity, and must provide the LESSOR with the Building Work and Facilities project showing the execution period prior to commencing any work.

The LESSEE expressly undertakes not to alter, modify or vary any of the elements that make up the building’s facilities, particularly those relating to the cold/heat air-conditioning system (air inlets and outlets, sensors, etc.), as this might cause malfunctions for which the LESSOR would not be liable.

Upon completion of the building work indicated in the preceding paragraph, the LESSEE may not do any further building work in the leased premises without the LESSOR’s prior authorization in writing.

This prohibited building work includes but is not limited to: knocking down partition walls, making changes to rest rooms, changing tiled floors or ceilings, changing doors, etc.

The LESSOR may inspect at any time the authorized building work to make sure that it is being done in accordance with the approved project.

Should the building work not be carried out as agreed in this document, the LESSOR may order the LESSEE to knock it down and return the premises to their original condition, and shall not be held liable for the operation of the premises facilities, irrespective of any legal action it may bring against the LESSEE.

The LESSEE shall be responsible for obtaining the official authorizations for carrying out the aforementioned building work. Therefore, the LESSEE shall be solely responsible for any consequences that may derive from failure to comply with the aforesaid conditions.

FIVE. ACCESS TO THE PREMISES

The LESSEE shall allow free access whenever necessary to any person representing the LESSOR, both for inspecting the operation of any service and for confirming that the contractual obligations are being met.

In non-urgent cases, the LESSOR shall inform the LESSEE 48 hours in advance of any such visits.

SIX. REPAIRS TO THE PREMISES

The LESSEE undertakes to carry out at its own expense any repairs needed to ensure normal use and maintenance of the elements and facilities of the business premises which are the object of this agreement, as regards brickwork, woodwork and plumbing.

Repair and maintenance work must be completed by suppliers and fitters approved previously by the LESSOR.

SEVEN. REPAIRS TO COMMON ELEMENTS

The LESSOR shall be responsible for the upkeep of the building’s common elements and facilities, except for repairs of elements damaged by the LESSEE, and irrespective of the passing on of expenses, as agreed below.

The LESSOR is also under the obligation to bear the cost of any building work in the leased property that affects other properties or common elements or services of the building.

The carrying out of building work in the leased property shall grant the LESSEE no right vis-à-vis the LESSOR, whatever its nature (common or exclusive, for the purpose of adaptation, upkeep, improvement, etc.), originating cause, the person carrying it out and its duration, and thus the LESSEE may not suspend the agreement, reduce the rent, delay its payment or claim any compensation or damages from the LESSOR.

Should the building work go on for more than fifteen (15) days and seriously disrupt the carrying out of the LESSEE’s business activity, the rent shall be reduced proportionally.

EIGHT. COMMON EXPENSES

The LESSEE shall bear the property’s common expenses agreed with the Residents’ Association, which will be paid according to an annual budget to be sent to the LESSEE.

Any variations in the budget shall be settled at the end of the year, and the documentation and settlement provided by the building’s Residents’ Association will suffice to evidence such variations.

The property’s current common expenses amount to €4.04 / m2/ month.

NINE. PREMISES OWN EXPENSES

The LESSEE shall also pay the bills related exclusively to the leased premises: telephone, electricity, water, etc.

TEN. TAXES

The LESSEE shall bear any state, regional, provincial or municipal taxes, duties, fees or charges imposed on the property or deriving from this agreement, particularly the real estate tax and the garbage collection tax, and any difference resulting from their increase or from the creation of new ones.

ELEVEN. RESPONSIBILITY

The owner takes no responsibility for the interruptions that may affect the services for reasons beyond its control.

TWELVE. TERM

This Agreement shall take effect on the date of its signing and will remain valid for FIVE (5) years, i.e., until May 20, 2015.

Should the LESSEE seek to terminate the Agreement during the first THREE (3) years of its validity, it must compensate the LESSOR with 100% of the rent, service charges and taxes for the time remaining until the end of the period.

In no case may such compensation be less than 4 rental installments, in the event that termination takes place in the latter period.

The same effects and consequences shall apply if this agreement is terminated owing to a contractual or legal cause attributable to the LESSEE.

Once the first THREE (3) mandatory years of validity of the agreement have elapsed, should the LESSEE seek to terminate this agreement, it must conclusively inform the LESSOR six (6) months in advance, and the LESSOR may start marketing the premises from that very moment, in which case the LESSEE must allow access to the property so that the LESSOR can show it to possible interested parties, as long as each visit is communicated 24 hours in advance.

THIRTEEN. RETURN OF THE PREMISES

Upon conclusion of the agreement, should the LESSEE not return the parking spaces and the premises according to the conditions stipulated above, it must pay the LESSOR as a penalty clause a monthly amount equivalent to twice the last rent due; this amount shall be paid every month (or fraction thereof) the LESSEE remains in possession of the premises or the parking spaces.

In addition to the penalty clause, the LESSOR shall be entitled to receive compensation for the damages caused by the LESSEE’s refusal to vacate the premises.

The amount established as penalty clause has been set by mutual agreement by the parties, taking into account the following special circumstances:

•	The term of the agreement

•	The LESSOR’s need to have the premises available on the stipulated date in order to optimize the building’s management

•	The LESSEE’s awareness of the LESSOR’s need to have the premises available on the stipulated date

Consequently, this penalty clause may not reduced, and the parties expressly waive their right to the moderation request set out in article 1,154 of the Civil Code, even in the event of partial breach.

FOURTEEN. ANNUAL RENT REVIEW

The rent payable shall be increased or decreased annually during the term of the agreement by applying the relative variation of the General Consumer Price Index.

In order to adapt the reviews to the beginning of the calendar years, the first one will take place on January 1, 2011, by applying to the rent being paid the relative variation of the General Consumer Price Index for the period from the coming into effect of the agreement.

For the application of this rent review clause, in subsequent years the General Consumer Price Indexes taken from the National Statistics Service publications for the month of December of the corresponding years will be used.

Should the index corresponding to the last month not be published on the date of the review, the increase or decrease shall be calculated according to the agreed-upon formula, taking as a basis the last index published on the date, and this provisional amount will be communicated to the LESSEE and paid or deducted by the LESSEE until the corresponding index has been published, at which time the correct rent shall be calculated and the LESSEE shall pay or receive the difference between the exact rent and the provisional rent being paid. From then on and for the rest of the year, it shall pay the sum it has been notified, and from that moment the new amount will be considered the legal rent for all intents and purposes under this agreement and established as the basis for calculating the rent review to be carried out the next year.

Settlement resulting from the application of the final index may not be demanded retroactively by either party owing to the fact that the amount is being claimed with delay owing to the lateness in obtaining the certificate containing the applicable indexes, or the official publication of the competent body showing such index.

Should the National Statistics Agency cease to publish the indexes referred to in this clause, the review will be done based on the new indexes or modules that replace them.

FIFTEEN. LATE PAYMENT

Any delay in paying the rent or any other amount payable by the LESSEE under this agreement shall, from the first day and with no need for subsequent claim, give rise to a daily surcharge of interest in favor of the LESSOR at a rate equal to the legal penalty interest in force at the time of default, plus three points.

SIXTEEN. TERMINATION

The LESSOR may terminate this Agreement in the event of the LESSEE’s failure to fulfill any of its obligations hereunder, and in particular for using the premises for unauthorized purposes, for carrying out building work without permission or in an unauthorized manner, or for any of the reasons set forth in articles 27 and 35 of the current Urban Leases Act dated November 24, 1994.

SEVENTEEN. GUARANTEES

As guarantee for fulfillment of all the obligations contracted by the LESSEE hereunder and other obligations provided for in the Urban Leases Act, the following guarantees are stipulated:

A) SURETY

Two rental installments, amounting to €43,328.15, which the LESSEE presents in this act, with this agreement operating as a receipt.

This surety shall be reviewed in the same way as the monthly rental, so that it is always an amount equivalent to two monthly installments.

B) BANK GUARANTEE

As a supplementary guarantee, the LESSEE hereby provides the LESSOR with a deposit for the amount of €30,000.

The LESSEE undertakes to provide the LESSOR within 15 days of the signing of this agreement with a bank guarantee from a top-level Spanish banking institution, expressly indicating that the bank may not oppose any type of exception to payment in the event of it being required by the LESSOR, for the amount of 12 monthly installments, amounting to €259,968.90, and with expiry date on June 20, 2015. This guarantee shall be payable upon first demand and drawn up as shown in Appendix 2.

Once the guarantee has been provided, the LESSOR must return the aforementioned deposit within fifteen (15) days of its presentation.

Should the LESSEE fail to provide the guarantee within 15 days of the signing of this agreement, the LESSOR shall keep the aforementioned amount of €30,000 euros as a penalty clause, without prejudice to the LESSEE’s obligation to provide the aforesaid guarantee.

The guarantees shall be returned to the LESSEE upon termination of the agreement only in the event of compliance with the contractual clauses, and provided it has incurred no liability.

The existence of these guarantees shall in no case be a pretext for delaying payment of the monthly installments or of the last two months.

EIGHTEEN. NO ASSIGNMENT AND SUBLEASE

The LESSEE is expressly prohibited from assigning the premises, including total or partial sublease, except to other companies belonging to the LESSEE’s corporate Group.

Changes to the LESSEE’s organizational structure as a result of corporate operations such as change of company name, sale and privatization of share capital, transformation, merger or take-over merger, shall not be considered an assignment, sublease or transfer.

However, in such an event, the LESSEE shall conclusively inform the LESSOR of the occurrence of any of the aforementioned operations, which will not give rise to the right to increase the rent.

NINETEEN. REDEMPTION AND PRE-EMPTION

Moreover, the LESSEE expressly, clearly and irrefutably waives the rights of redemption and pre-emption in the event of first or subsequent conveyance of the leased premises to third parties, whether natural or corporate persons.

TWENTY. PREFERENTIAL ACQUISITION, SUBROGATION, COMPENSATION RIGHTS

The LESSEE expressly waives the rights of preferential acquisition, agreement assignment, sublease, subrogation or compensation established in articles 31, 32, 33 and 34 of the current Urban Leases Act passed on November 24, 1994.

TWENTY-ONE. NOTICES

The addresses established for notification purposes are the OFIPINAR BUILDING for the LESSOR and the leased premises for the LESSEE.

All notices sent to the aforementioned addresses shall be deemed issued unless either party conclusively informs the other of a change of address.

All notices must be sent by registered letter, post office fax or any other means that can attest to its receipt.

TWENTY-TWO. JURISDICTION

The parties, by reason of their representation, submit to the jurisdiction of the courts of justice of the city of Madrid, and expressly waive any other jurisdiction.

In witness whereof, the parties have caused this agreement to be signed in duplicate in the place and on the date indicated above.

THE LESSOR	THE LESSEE

/s/ Gonzalo Araúz de Robles Dávila	/s/ Jordi Macías Cama
Gonzalo Araúz de Robles Dávila	Jordi Macías Cama

/s/ David Granados Camarón
David Granados Camarón

APPENDIX: Documents attached to this agreement:

APPENDIX I - GROUND PLAN DRAWINGS (Schematic shown)

APPENDIX II - SPECIMEN GUARANTEE

SPECIMEN GUARANTEE

GUARANTOR: The BANK                                              , Madrid branch office                                         , represented by Mr.                                                  , with sufficient power of attorney to execute this act.

GUARANTEED PARTY: LIONBRIDGE ESPAÑA S.L., with tax ID number

BENEFICIARY: PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L., with tax ID number B 83531681.

PURPOSE: To guarantee payment of all the amounts deriving from:

“THE LEASE AGREEMENT FOR OFFICE USE OF THE PREMISES ‘LEFT AND RIGHT MODULES’ ON THE SIXTH FLOOR and PREMISES ‘RIGHT MODULE’ ON THE SEVENTH FLOOR of the OFIPINAR BUILDING, located in Calle Caleruega, number 102-104 in Madrid.”

EFFECTIVENESS: The obligation taken by the Bank under this Guarantee is abstract, autonomous, unconditional and demandable by simply fulfilling the conditions established herein, i.e., against simple demand by PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L., and the Bank may not refuse payment claiming exceptions or circumstances deriving from the relationship between PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L. and LIONBRIDGE ESPAÑA S.L., as long as such demand is made within the validity period, and without such payment prejudging the solution to the disagreements that may arise between the guaranteed party and the beneficiary, which will be solved through the channels established between both parties.

The guarantee shall be executed upon first demand and within 72 hours of the demand presented by PROMOCIONES INMOBILIARIAS CAPITAL 7, S.L.

DURATION: Up to and including June 20, 2015, and shall become null and void after that date. From that date onward, the guarantor shall not be liable in connection with the guarantee, not even in relation to contracted or demandable obligations predating the date established herein.

This guarantee has been registered today in the Special Guarantees Registry with number

Madrid,              2010